Exhibit 21
Certain Subsidiaries of Textron Inc.*
(Unless indicated otherwise, all entities listed are wholly-owned.)
* Other subsidiaries, which considered in the aggregate do not constitute a significant subsidiary, are omitted from this list.

Name	Jurisdiction
TEXTRON INC.	Delaware
Avco Corporation	Delaware
Avco Rhode Island (2002) Inc.	Delaware
Christine Realty Co., Inc.	Pennsylvania
Overwatch Systems of Virginia, Inc.	Virginia
Medical Numerics, Inc.	Virginia
Visual Learning Systems, Inc.	Montana
Overwatch Systems, Ltd.	Delaware
Textron Pacific Pty Ltd.	Australia
Textron Systems Corporation	Delaware
Textron Systems Children’s Center, Inc. (not-for-profit)	Massachusetts
Textron Systems Rhode Island (2001) Inc.	Delaware
United Industrial Corporation	Delaware
AAI Corporation	Maryland
AAI/ACL Technologies, Inc.	Maryland
AAI/ACL Technologies Europe Limited (strike-off in process)	England
AAI Aerosonde Pty Ltd.	Australia
Aerosonde Pty Ltd.	Australia
AAI Services Corporation	Maryland
Aerosonde North America, Incorporated	Colorado
ESL Defence (Holdings) Ltd.	England
ESL Defence Limited	England
Bell Helicopter Textron Inc.	Delaware
Bell Aerospace Services Inc.	Delaware
Bell/Agusta Aerospace Company LLC (60%; 40% — Agusta US, Inc.)	Delaware
Bell Helicopter Rhode Island Inc.	Delaware
Bell Helicopter Services Inc.	Delaware
Bell Helicopter Asia (Pte) Ltd.	Singapore
Bell Helicopter do Brasil Ltda. (99.99%; 0.01% — Bell Helicopter Textron Inc.; inactive)	Brazil
Bell Helicopter India Inc.	Delaware
Bell Helicopter Korea Inc.	Delaware
Bell Technical Services Inc.	Delaware
Edwards & Associates, Inc.	Tennessee
Aeronautical Accessories, Inc.	Tennessee
Aeronautical Rotor Blades, Inc.	Tennessee
SkyBOOKS Inc.	Delaware
Cadillac Gage Textron Inc.	Michigan
Cessna Aircraft Company	Kansas
Cessna Aircraft Rhode Island Inc.	Delaware
CitationShares Holding, L.L.C. (91.2%; 8.8% — TAG Aviation USA, Inc.)	Delaware
CitationShares Charter, L.L.C.	Delaware
CitationShares Management, L.L.C.	Delaware
CitationShares Sales, Inc.	Delaware
Greenlee Textron Inc.	Delaware
Greenlee Plumbing Inc.	Delaware
Kautex Inc.	Delaware
McCord Corporation	Michigan

Name	Jurisdiction
McCord Corporation (continued from prior page)
Kautex of Georgia Inc.	Massachusetts
Textron Holdco Inc.	Rhode Island
McTurbine Inc.	Texas
Opto Acquisition Inc.	Ontario
Opto-Electronics Inc.	Ontario
Textron Atlantic LLC	Delaware
E-Z-GO Canada Limited	Canada
Kautex Poland Sp. z.o.o	Poland
Kautex Textron India Pvt. Ltd. (liquidation in process)	India
Klauke Handelsgesellschaft m.b.H.	Austria
Textron Acquisition Limited	England
Ransomes Investment LLC	Delaware
Ransomes America Corporation	Delaware
Cushman Inc.	Delaware
Ransomes Inc.	Wisconsin
STE Holding Inc.	Wisconsin
Ransomes Limited	England
Ransomes Jacobsen Limited	England
Ransomes Pensions Trustee Company Limited	England
Ransomes Property Developments Limited	England
Textron Limited	England
Kautex Textron (UK) Limited	England
Textron UK Pension Trustee Ltd.	England
Textron India Private Limited (99.9%; 1 share – Textron Inc.)	India
Textron International Holding, S.L.	Spain
Bell Helicopter Supply Center B.V.	Netherlands
Bell Helicopter Textron Canada Limited/Limitée	Canada
Bell Helicopter Canada International Inc.	Canada
Kautex Textron CVS Limited	England
Kautex Textron Ibérica, S.L.	Spain
Kautex Textron do Brasil Ltda. (99.9%; 1 share — Textron International Holding, S.L.)	Brazil
Kautex Textron Portugal – Produtos Plasticos, Ldas.	Portugal
Textron Capital B.V.	Netherlands
Kautex Textron GmbH & Co. K.G. (94.82%; 5.18% — Textron International Holding, S.L.)	Germany
Gustav Klauke GmbH (94.9%; 5.1% — Textron International Holding, S.L.)	Germany
Kautex Lanbao (Changchun) Plastics Products Company, Limited (55%; 45% — Lanbao Technology Information Co., Ltd.)	PRC
Textron Germany Holding GmbH	Germany
Kautex Corporation	Nova Scotia
Kautex Textron Benelux B.V.B.A. (99.9%; 1 share – Kautex Textron Ibérica, S.L.)	Belgium
Kautex Textron Bohemia spol. s.r.o.	Czech Republic
Kautex Textron Italia S.r.l. (95%; 5% — Kautex Textron Ibérica, S.L.)	Italy
Kautex Japan KK	Japan
Kautex Shanghai GmbH	Germany
Kautex (Guangzhou) Plastic Technology Co., Ltd.	PRC
Kautex (Shanghai) Plastic Products Co. Ltd.	PRC
Kautex (Shanghai) Plastic Technology Co., Ltd.	PRC
Kautex Textron de Mexico, S. de R.L. de C.V. (99.98%; 0.02% — Textron International Holding, S.L.)	Mexico
Kautex Textron Management Services Company de Puebla, S. de R.L. de C.V. (98%; 2% — Textron International Holding, S.L.)	Mexico
Textron China Holdings S.R.L. (99.9576%; 0.04244% — Textron International Holding, S.L.)	Barbados
Textron Trading (Shanghai) Co., Ltd.	PRC

Name	Jurisdiction
TEXTRON INC.
Textron Atlantic LLC
Textron International Holding, S.L. (continued from prior page)
Textron France Holding S.A.R.L. (99.9%; 1 share – Textron France E.U.R.L.)	France
Cessna Citation European Service Center S.A.S. (99.9%; 1 share – Textron France E.U.R.L.)	France
Textron France E.U.R.L.	France
Ransomes Jacobsen France S.A.S.	France
Textron Verwaltungs-GmbH	Germany
Textron China Inc.	Delaware
Textron Communications Inc.	Delaware
Textron Far East Pte. Ltd.	Singapore
Textron Fastening Systems Inc.	Delaware
Textron Financial Corporation	Delaware
Cessna Finance Corporation	Kansas
Textron Financial Canada Limited	Ontario
Textron Financial Corporation Receivables Trust 2002-CP-2	Delaware
Textron Fluid and Power Inc.	Delaware
Textron Global Services Inc.	Delaware
Textron International Inc.	Delaware
Textron IPMP Inc.	Delaware
Textron Innovations Inc.	Delaware
Textron Management Services Inc.	Delaware
Textron Realty Corporation	Delaware
Textron Rhode Island Inc.	Delaware
TRAK International, Inc.	Delaware
Turbine Engine Components Textron (Newington Operations) Inc.	Connecticut
Westminster Insurance Company	Vermont